                                                                   Exhibit 10.11


[GIVEN IMAGING LOGO]



                                                              GIVEN IMAGING LTD.
                                                 BUILDING 7, NEW INDUSTRIAL PARK
                                               PO BOX 258, YOQNEAM 20692, ISRAEL
                                                             FAX: 973 4 959 0720


--------------------------------------------------------------------------------
Order No.             0142
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Date:                 August 12, 1998
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Currency:             $
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Supplier:             Photobit
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Address:              135 North Los Robles Ave.,
                      Pasadena, CA
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Tel:                  (626) 683-2200
--------------------------------------------------------------------------------
Fax:                  (626) 683-2220
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Qty.            Description                                Unit Price         Delivery         Order total
-----------------------------------------------------------------------------------------------------------
                Deliverables as per Photobit revised                                             $353,300
                proposal of Aug. 11, 1998
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Terms of Payment
-----------------------------------------------------------------------------------------------------------



Signature:
          ------------------------




For clarifications:                               [/s/ Given Imaging Ltd.]

Sharon Shteckelman
Tel:     972 4 9599678
Fax:     972 4 9592466

6 September, 1998


ADDENDUM TO GIVEN IMAGING LIMITED PURCHASE ORDER NUMBER 142 AND PHOTOBIT REVISED PROPOSAL DATED AUGUST 11, 1998 (JOINTLY CONSTITUTING THE "AGREEMENT") - AS OF SEP. 6, 1998

The following is agreed upon between Photobit Corporation ("Photobit") and GIven Imaging Limited ("GIven"):

1. In the event that GIven ceases operations or enters into liquidation or similar proceedings, whether voluntarily or if involuntarily that are not discharged within 90 days, Photobit (or any other entity to which Photobit assigned its rights under the agreement with GIven in conjunction with the sale of Photobit's business or the relevant segment thereof) shall be released from the restrictions in the Agreement on selling the sensor to others. The foregoing however shall not apply in any sale or transfer of the relevant business of GIven to third parties, provided that they continue to purchase the sensor from Photobit in accordance with the terms of the Agreement.

2. In the event that Photobit ceases operations or enters into liquidation or similar proceedings, whether voluntarily or involuntarily, GIven (or any other entity to which GIven assigned its rights under the agreement with Photobit in conjunction with the sale of GIven's business or the relevant segment thereof) shall be entitled, upon agreement between the parties on payment of a commercially reasonable royalty to Photobit, to receive from Photobit all information necessary for manufacturing the sensor, in comprehensible documented form, and to manufacture the sensor or have it manufactured for GI tract imaging as provided in the agreement. The foregoing however shall not apply in any sale or transfer of the relevant business of Photobit to third parties, provided that they continue to supply the sensor to GIven in accordance with the terms of the Agreement.

3. At GIven's request and expense, Photobit shall prepare and deposit in trust with an escrow agent files containing all information necessary for manufacturing the sensor, in comprehensible documented form, engineering drawings, a list of components and suppliers ("the Production Files"). The escrow agent shall be designated by GIven, subject to Photobit's consent which shall not be unreasonably withheld, and all fees of the escrow agent shall be borne by GIven alone. If the events described in paragraph (2) occur, then GIven shall be entitled, with no additional compensation to Photobit, to receive the Production Files from the escrow agent and to manufacture the sensor for GI tract imaging as provided in the Agreement.





/s/ [Illegible]                                    /s/ Gavriel Meron
---------------------------                        ---------------------------
   Photobit Corporation                                GIven Imaging Limited

                              PHOTOBIT Confidential


                            [LETTERHEAD OF PHOTOBIT]


                                                                 August 11, 1998


Mr. Gavriel Meron
President and CEO
Given Imaging Limited
Bldg 7, New Industrial Park
PO Box 258, Yoqneam 20692
ISRAEL
Fax:  972-4-959-2466

Dear Gabi,

Here is the revised proposal.

PROPOSED BUSINESS ARRANGEMENTS:

Photobit proposes to develop a custom CMOS image sensor for Given. Given will pay Photobit for NRE expenses, presently estimated at US$* and will receive the proposed deliverables, including prototype sensors.

Photobit will then develop the captive product version of the sensor for an additional NRE fee, to be determined, based on standard Photobit engineering rates and the modifications required by Given, on a mutually agreed upon time table. Achieving an end-of-year 1999 delivery date is expected. This sensor would only be sold to Given based on a mutually agreed upon price vs. quantity structure. THIS SPECIFIC SENSOR WOULD NOT BE OFFERED AS A STANDARD PHOTOBIT CATALOG PART.

Photobit will continue to provide support to Given on an as-needed basis throughout the product life cycle, based on the standard Photobit engineering rates and invoiced monthly. Such support may include assistance in transitioning the prototype sensor from the laboratory to product, reliability, quality assurance, environmental test issues, and failure analysis, as requested by Given and subject to Photobit resource availability. Some of these costs may be lumped together in the productization phase of the effort, according to Given's preferences.

It would be Photobit's hope that a long term relationship with Given would be developed where Photobit would continue to develop application-specific custom CMOS imaging solutions for future Given products (provided there are no conflicts with other established customers).


-------------------
* Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

                           PHOTOBIT Confidential

PROPOSED SPECIFICATIONS: (Given's desired specifications are attached)

---------------------------------------------------------------------------------------------
PARAMETER                                                    TARGET VALUE
---------------------------------------------------------------------------------------------
Number of pixels (approximate)                               *
---------------------------------------------------------------------------------------------
Maximum packaged die diagonal                                * mm
---------------------------------------------------------------------------------------------
Pixel pitch                                                  * um - *
---------------------------------------------------------------------------------------------
Readout                                                      *
---------------------------------------------------------------------------------------------
ADC                                                          On-chip * bits
---------------------------------------------------------------------------------------------
Operating voltage                                            * V min
---------------------------------------------------------------------------------------------
Power (target)                                               * mW at * frames/sec peak power
                                                             * mW avg. power (*  mJ/frame)
---------------------------------------------------------------------------------------------
Color filter array                                           *
---------------------------------------------------------------------------------------------
Saturation                                                   * lux at * sec integration time
---------------------------------------------------------------------------------------------
Sensitivity                                                  * V/lux-sec (* mV at * sec)
---------------------------------------------------------------------------------------------
"Sensitivity" per Given spec                                 SNR>= * dB @ * lux faceplate illum.
---------------------------------------------------------------------------------------------
Integration duration                                         *
---------------------------------------------------------------------------------------------
Analog gain                                                  *
---------------------------------------------------------------------------------------------
Analog offset                                                *
---------------------------------------------------------------------------------------------
FPN, average dark current                                    * % peak output video (* mV)
---------------------------------------------------------------------------------------------
Frame rate                                                   * frames/sec
---------------------------------------------------------------------------------------------
On-chip clock generator *                                    Approx. * and * MHz *
---------------------------------------------------------------------------------------------

[chart]                        Package diameter =    The prototype sensor will have analog output in addition to the
                               * mm                  digital output.  We will target * dB SNR for * lux faceplate illuminance.

                               Die size < * mm       Photobit cannot guarantee the blemish density on the prototype parts, though the density requested by Given is consistent with typical results observed in the * process.

                               Imaging core          * and * will be small, possibly immeasurable, but non-zero.
                               (centered) *mm

SCHEMATIC ILLUSTRATION OF                            * TBD. Full well will be between * and * electrons.
DIMENSIONAL CONSTRAINTS




----------------------
* Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

                             PHOTOBIT Confidential

I think we will meet most if not all of your requirements. However, the packaging issue is still up in the air, and it will take more effort to find a package and get the exact dimensions of the cavity. Once we have those dimensions, we can work backwards to calculate the number of pixels if they cannot all be accommodated. This will be done in communication with Given.

We propose using our standard serial interface protocol for the prototype sensor. This is a * that will allow setup and readout of internal registers in the logic section of the chip. The logic can be changed on the product version of the chip to default to settings that you choose once you have evaluated the prototype. You will also likely make other changes as well, so that a complete new mask set will be required for production. Since the scope of those changes is unknown, it will be hard to estimate the production version NRE.

*

COST ESTIMATE:

I estimate the cost of the effort to be US$ * with a breakdown of the project costs as follows: (DOES NOT INCLUDE PACKAGING, see below. Photobit's cost of goods is passed thru without markup. Assumes use of * foundry.)

----------------------------------------------------------------------------------------------------------------------
TASK                                              EFFORT (WORKMONTHS)                       COST OF GOODS
----------------------------------------------------------------------------------------------------------------------
Deliver EPPI camera                                                                           No charge
----------------------------------------------------------------------------------------------------------------------
Architectural design                                       *
----------------------------------------------------------------------------------------------------------------------
VLSI design, simulation,
verification                                               *
----------------------------------------------------------------------------------------------------------------------
Fabrication (masks, wafers,
CFA)                                                       *                                      *
----------------------------------------------------------------------------------------------------------------------
Characterization                                           *
----------------------------------------------------------------------------------------------------------------------
Lab end-to-end demonstration system                        *                                      *
(optics, chip, electronics, frame
grabber, computer)
----------------------------------------------------------------------------------------------------------------------
TOTAL                                                      *                                      *
----------------------------------------------------------------------------------------------------------------------

MILESTONE SCHEDULE:

The proposed milestone schedule for the project is:


----------------------
* Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

                             PHOTOBIT Confidential

----------------------------------------------------------------------------------------------------------------------
EVENT                                                                           DATE (APPROXIMATE)
----------------------------------------------------------------------------------------------------------------------
Project Kickoff (receipt of PO)                                                         *
----------------------------------------------------------------------------------------------------------------------
Architectural design review (firm specs)                                                *
----------------------------------------------------------------------------------------------------------------------
Preliminary design review                                                               *
----------------------------------------------------------------------------------------------------------------------
Critical design review                                                                  *
----------------------------------------------------------------------------------------------------------------------
Tape out                                                                                *
----------------------------------------------------------------------------------------------------------------------
Wafers received                                                                    Feb 26, 1999
----------------------------------------------------------------------------------------------------------------------
Packaged parts received                                                            Mar 12, 1999
----------------------------------------------------------------------------------------------------------------------
Preliminary characterization                                                       Apr 2, 1999
----------------------------------------------------------------------------------------------------------------------
Complete characterization                                                          May 3, 1999
----------------------------------------------------------------------------------------------------------------------
Delivery of demonstration system/sensors and report                                May 28, 1999
----------------------------------------------------------------------------------------------------------------------

Correction of a Photobit design error including refabrication will be completed at Photobit's expense but will result in a concomitant slip in schedule.

PAYMENT SCHEDULE:

           MILESTONE                                                                  AMOUNT DUE
                                                                                     (NET 15 DAYS)
           Start of project                                                               $ *
           Architectural design review/pkg selection                                      $ *
           Preliminary design review                                                      $ *
           Critical design review and acceptance test procedure definition                $ *
           Tape out                                                                       $ *
           Delivery of deliverables                                                       $ *
           TOTAL without packaging costs                                                  $ *

Costs incurred for packaging will be proposed to Given separately at a later date, and will be invoiced on the above schedule as incremental charges with the exception of the first kick-off payment that will remain as stated above.

DELIVERABLES:

The following items will be delivered in performance of the proposed work on or before May 31, 1999, assuming project kickoff no later than Aug 12, 1998. Unanticipated problems may result in some schedule delay.





----------------------
* Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

                             PHOTOBIT Confidential


1.   One (1) EPPI camera based on PB159 product.
2.   Twenty (20) packaged prototype sensors.
3. Demonstration system that includes PC board for holding sensor, small `C' lens/mount (FOV not necessarily matched to sensor diagonal), PC system with frame grabber, software (not source code), to enable the viewing of images captured by the sensor and GUI for setting up sensor parameters.
4. Detailed characterization report covering main characteristics of interest such as dark current, blemishes, noise, ADC performance, etc. for a typical part of the delivered sensor set.

INTELLECTUAL PROPERTY:

Any new intellectual property (IP) developed in the course of this project will be the property of Photobit with no license, implied or actual, granted to Given Imaging Limited. However, no new intellectual property is expected to be generated. All mask works, detailed schematics, layout artwork, etc. will remain the property of Photobit and will not be delivered to Given. Subsequent use of the masks by Given will be negotiated under a separate agreement.

ADDITIONAL CONSIDERATIONS:

Should Given change specifications after the architectural design review, Given will be responsible for any additional engineering time required, billed at standard Photobit engineering rates.

We do not know the cost of the packaging at this time. Packaging of the parts will likely ADD US$ * to the cost of this proposal. Details of packaging will be determined during the architectural definition portion of the project. The cost may be less if an existing sensor package can be utilized.

Conversion of the prototype sensor to a product sensor is estimated to cost US$BB * for labor ( * ) and new masks assuming no substantive changes are required other than to change the default settings for the sensor, and rearrange pads for the lowest cost package. Additional costs can be occurred for additional changes and depending on the scope of characterization required. It is expected that 1,000 production units of the sensor can be delivered to Given by approximately January 1, 2000. The cost of the production sensors, payment schedule, etc., will be negotiated at a later time.

Based on Photobit's present understanding of Given's sensor and packaging requirements, we presently estimate that the cost per delivered sensor (chip, package, test, no optics, crystal oscillator) will not exceed the following, based on order size:



----------------------
* Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.

                             PHOTOBIT Confidential


1000 units                                        $ * each
10,000 units                                      $ * each
100,000 units                                     $ * each
1,000,000 units                         Less than $ * each

It is Photobit's understanding that Given will not be in a position to place such an order until at least the year 2001. In this case, the above prices would be expected to be reduced in accordance with typical solid-state image sensor trends. Furthermore, Photobit will make every commercially reasonable attempt to provide Given with "most favorable pricing" based on other Photobit products with the same or similar chip, package and test requirements.

Please contact me if you have any questions. Photobit would be pleased to work with Given to develop the sensor described above, and believes that we would deliver a superior product consistent with the high expectations of medical practitioners.

Sincerely yours,

/s/ Eric Fossum

Eric R. Fossum, Ph.D.
Chief Scientist






----------------------
* Omitted pursuant to a confidential treatment request. The confidential information has been filed separately with the SEC.